Exhibit 99.1

Staffing 360 Solutions Announces $4 Million Private Placement Priced At-The-Market Under Nasdaq Rules

New York – July 1, 2022 – Staffing 360 Solutions, Inc. (NASDAQ: STAF), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, announced today that it has entered into a securities purchase agreement with several institutional investors to purchase 657,858 shares of common stock (or common stock equivalents) and warrants to purchase up to an aggregate of 657,858 shares of common stock in a private placement priced at-the-market under Nasdaq rules. The purchase price for one share of common stock (or common stock equivalent) and one warrant to purchase one share of common stock is $6.10. The warrants have an exercise price of $5.85 per share, will be immediately exercisable, and will expire five and one-half years from the date of issuance. The gross proceeds from the private placement are expected to be approximately $4 million. The offering is expected to close on or about July 6, 2022, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Staffing 360 intends to use the net proceeds received from the offering for general working capital purposes.

The Company also has agreed that certain existing warrants to purchase up to an aggregate of 657,858 shares of common stock of the Company that were previously issued to those investors, with exercise prices ranging from $18.50 to $38.00 per share and expiration dates ranging from July 22, 2026 to November 1, 2026, will be amended effective upon the closing of the private placement so that the amended warrants will have a reduced exercise price of $5.85 per share and will expire five and one-half years following the closing of the private placement offering.

The offer and sale of the foregoing securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, the securities in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, Staffing 360 is required to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of the common stock and the shares of common stock underlying the warrants in the private placement no later than 15 days following the date of the agreement and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days following the date of the agreement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space. For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and include, among others, the satisfaction of the conditions to the closing of the private placement and the consummation thereof, and statements regarding the intended use of net proceeds from the private placement; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation,; our ability to retain our listing on the Nasdaq Capital Market; market and other conditions; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Terri MacInnis, VP of IR

Bibicoff + MacInnis, Inc.

(818) 379-8500 x 2

terri@bibimac.com